TIDAL TRUST II 485BPOS

Exhibit 99(d)(xviii)(vii)

NINTH AMENDMENT TO THE

TIDAL TRUST II

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

This Ninth Amendment to the Investment Advisory Agreement (the “Amendment”) is made as of January 3, 2025, by and between TIDAL TRUST II (the “Trust”) and TIDAL INVESTMENTS LLC (the “Adviser”).

BACKGROUND:

A.	The Trust and the Adviser have entered into an Investment Advisory Agreement dated as of August 15, 2023, as amended to date (the “Agreement”) pursuant to which the Adviser is engaged by the Trust to serve as the investment adviser to each Fund identified on the then-current Schedule A to the Agreement.

B.	The Trust and the Adviser desire to amend and restate Schedule A to the Agreement to reflect a change in the advisory fee rate for the following Funds:

●	Defiance Daily Target 2X Long SOFI ETF
●	Defiance Daily Target 2X Long AMAT ETF
●	Defiance Daily Target 2X Long GOLD ETF
●	Defiance Daily Target 2X Long ORCL ETF
●	Defiance Daily Target 2X Long FSLR ETF
●	Defiance Daily Target 2X Long DKNG ETF
●	Defiance Hot Sauce 2X Strategy ETF
●	Defiance AI & Power Infrastructure ETF

C.	Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties.

D.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties herein above set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL TRUST II,		TIDAL INVESTMENTS LLC
on behalf of its series listed on Amended and Restated Schedule A

By:	/s/Eric Falkeis	By:	/s/Daniel Carlson
Name:	Eric W. Falkeis	Name:	Daniel H. Carlson
Title:	President	Title:	Chief of Staff

Amended AND RESTATED

Schedule A

to the

TIDAL TRUST II

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

(January 3, 2025)

Fund Name	Advisory Fee
Defiance Nasdaq 100 Enhanced Options Income ETF	0.99%
Defiance S&P 500 Enhanced Options Income ETF	0.99%
Defiance R2000 Enhanced Options Income ETF	0.99%
Defiance Treasury Alternative Yield ETF	0.75%
Defiance Developed Markets Enhanced Options Income ETF	0.99%
Defiance Emerging Markets Enhanced Options Income ETF	0.99%
Defiance Nasdaq 100 Target Income ETF	0.85%
Defiance S&P 500 Target Income ETF	0.85%
Defiance R2000 Target Income ETF	0.85%
Defiance Gold Enhanced Options Income ETF	0.99%
Defiance Silver Enhanced Options Income ETF	0.99%
Defiance Oil Enhanced Options Income ETF	0.99%
Defiance Treasury Enhanced Options Income ETF	0.99%
Defiance Daily Target 2X Long Ether ETF	0.95%
Defiance Daily Target 1.75X Short MSTR ETF	1.29%
Defiance Daily Target 2X Long Carbon ETF	0.95%
Defiance Daily Target 2X Long Copper ETF	0.95%
Defiance Daily Target 2X Long Lithium ETF	0.95%
Defiance Daily Target 2X Long LLY ETF	1.29%
Defiance Daily Target 1.75X Long MSTR ETF	1.29%
Defiance Daily Target 2X Long NVO ETF	1.29%
Defiance Daily Target 2X Long AVGO ETF	1.29%
Defiance Daily Target 2X Long SMCI ETF	1.29%
Defiance Daily Target 2X Long Solar ETF	0.95%
Defiance Daily Target 2X Long Uranium ETF	0.95%
Defiance Daily Target 2X Short Ether ETF	0.95%
Defiance Large Cap ex-Mag 7 ETF	0.35%
Defiance Daily Target 2X Long SOFI ETF	1.29%
Defiance Daily Target 2X Long AMAT ETF	1.29%
Defiance Daily Target 2X Long GOLD ETF	1.29%
Defiance Daily Target 2X Long ORCL ETF	1.29%
Defiance Daily Target 2X Long FSLR ETF	1.29%
Defiance Daily Target 2X Long DKNG ETF	1.29%
Defiance Hot Sauce 2X ETF	1.49%
Defiance AI & Power Infrastructure ETF	0.69%

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